UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  October 6, 2011
(Date of Earliest Event Reported) (September 30, 2011)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Aciex Stock Purchase Agreement

On September 30, 2011, Akorn, Inc., a Louisiana corporation (the “Company”) entered into Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement dated as of September 30, 2011 (the “Amendment”) between the Company and Aciex Therapeutics Inc., an ophthalmic drug development company incorporated in Delaware and based in Westborough, MA (“Aciex”).  As previously disclosed in the Company’s Current Report on Form 8-K filed August 2, 2011, the Company entered into that certain Series A-2 Preferred Stock Purchase Agreement dated as of August 1, 2011 (the “Purchase Agreement”), pursuant to which the Company paid $8,000,000 in cash to acquire a minority ownership interest in Aciex. Pursuant to the terms of the Amendment, the Company increased its minority investment in Aciex by purchasing additional shares of Series A-2 Preferred Stock in Aciex for $1,999,998 in cash.  The Purchase Agreement, as amended by the Amendment, and certain other agreements entered into in connection therewith, contain certain customary rights and preferences over the common stock of Aciex and further provide that the Company shall have the right to a seat on the Aciex board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

	By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date: October 6, 2011